EXHIBIT 99-2

New Ulm Telecom, Inc.

Unaudited Pro Forma Combined Condensed Financial Statements for the year ended December 31, 2007

Introduction to the Pro Forma Financial Statements

As previously reported, on January 4, 2008, New Ulm Telecom, Inc. (“New Ulm”) completed the acquisition of Hutchinson Telephone Company (“HTC”) for approximately $78 million pursuant to the terms of the Agreement and Plan of Merger dated as of August 3, 2007, as amended. The transaction was structured as a reverse triangular merger under which a newly formed subsidiary of New Ulm merged into HTC at closing, with HTC continuing as a subsidiary of New Ulm. The acquisition has resulted in a combined company that provides phone, video and internet services with over 50,000 connections in a number of Minnesota and Iowa communities.

In keeping with the Merger Agreement, approximately $72 million of the $78 million was distributed to former shareholders of HTC immediately. An additional $5.7 million was placed in an escrow account covering (i) indemnification of New Ulm in the amount of $5.2 million covering the representations and warranties of HTC for a period of 15 months from closing and (ii) a “True-Up Reserve” and “Shareholder Fund Amount” in the aggregate amount of $500,000.

The allocation of the purchase price to HTC’s assets and liabilities has been based on preliminary estimates of fair values. This allocation is preliminary and further refinements are likely to be made. Criteria have been established in Statement of Financial Accounting Standards No. 141, “Business Combinations” for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No., 142, “Goodwill and Other Intangible Assets” provides that goodwill and intangible assets with indefinite lives are not amortized, but rather are tested for impairment on at least an annual basis.

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of New Ulm and HTC after giving effect to the acquisition by New Ulm of HTC, and assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2007

ASSETS

	Historical				New Ulm Telecom, Inc. Pro Forma Combined
			Pro Forma Adjustments (Note 2)
		Hutchinson Telephone Co.
	New Ulm

CURRENT ASSETS:
Cash and Cash Equivalents	$9,510,309	$12,789,488	$59,700,000	(a)
	—	—	(79,539,000	) (b)	$2,460,797
Other Current Assets	2,139,085	4,081,573	1,084,000	(b)	7,304,658

Total Current Assets	11,649,394	16,871,061	(18,755,000)		9,765,455

INVESTMENTS AND OTHER ASSETS:
Hector Investment	18,699,104	—	—		18,699,104
Goodwill and Intangibles	3,236,181	—	50,210,000	(b)	53,446,181
Other Investments	2,668,483	8,833,116	—		11,501,599

Total Investments and Other Assets	24,603,768	8,833,116	50,210,000		83,646,884

PROPERTY, PLANT AND EQUIPMENT:
Telecommunications Plant	63,309,122	44,936,672	—		108,245,794
Other Property	3,173,127	1,876,009	—		5,049,136
Video Plant	2,656,683	1,803,520	—		4,460,203

Total Property, Plant and Equipment	69,138,932	48,616,201	—		117,755,133
Less Accumulated Depreciation	46,339,199	28,787,023	—		75,126,222

Net Property, Plant and Equipment	22,799,733	19,829,178	—		42,628,911

TOTAL ASSETS	$59,052,895	$45,533,355	$31,455,000		$136,041,250

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current Portion of Long-Term Debt	$27,472	$—	$3,500,000	(a)	3,527,472
Other Accounts Payable & Accrued Liabilities	2,332,309	2,148,991	439,000	(b)	4,920,300

Total Current Liabilities	2,359,781	2,148,991	3,939,000		8,447,772

LONG-TERM DEBT, Less Current Portion	61,443	—	56,200,000	(a)	56,261,443

NONCURRENT LIABILITIES:
Loan Guarantees	328,336	4,407,220	—		4,735,556
Income Taxes	3,018,684	2,685,806	7,200,000	(b)	12,904,490
Other Deferred Credits	—	407,459	—		407,459

Total Noncurrent Liabilities	3,347,020	7,500,485	7,200,000		18,047,505

STOCKHOLDERS’ EQUITY:

Common Stock	8,525,725	633,260	(633,260	) (b)	8,525,725

Retained Earnings	44,758,926	35,250,619	(35,250,740	) (b)	44,758,805

Total Stockholders’ Equity	53,284,651	35,883,879	(35,884,000)		53,284,530

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,052,895	$45,533,355	$31,455,000		$136,041,250

See accompanying notes to unaudited pro forma combined condensed financial statements.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007

	Historical		Pro Forma Adjustments (Note 2)		New Ulm Telecom, Inc. Pro Forma Combined

		Hutchinson Telephone Co.
	New Ulm

OPERATING REVENUES:
Local Network	$3,865,088	$3,599,636			$7,464,724
Network Access	5,891,920	8,495,588			14,387,508
Directory Advertising, Billing and Other Services	752,815	623,057			1,375,872
Video and Internet Services	4,024,805	2,550,124			6,574,929
Other Nonregulated Services	2,766,308	1,297,514			4,063,822

Total Operating Revenues	17,300,936	16,565,919	—		33,866,855

OPERATING EXPENSES:
Plant Operations, Excluding Depreciation and Amortization	2,511,302	3,298,900			5,810,202
Cost of Video and Internet Services	2,287,081	2,215,712			4,502,793
Cost of Other Nonregulated Services	1,518,707	600,555			2,119,262
Depreciation and Amortization	3,893,777	3,071,358	1,500,000	(d)	8,465,135
Selling, General and Administrative	4,028,701	5,261,689			9,290,390

Total Operating Expenses	14,239,568	14,448,214	1,500,000		30,187,782

OPERATING INCOME	3,061,368	2,117,705	(1,500,000)		3,679,073

OTHER INCOME (EXPENSES):
Abondoned Acquisition Costs	(5,787)	—	—		(5,787)
Interest Expense	(32,215)	(12,489)	(3,477,000	) (c)	(3,521,704)
Interest and Dividend Income	895,111	709,407	—		1,604,518
Gain on Sale of Cellular Investment	3,116,624	705,479	—		3,822,103
Gain on Sale of Marketable Securities	—	173,786	—		173,786
Equity Earnings in Hector Comm. Corp.	536,504	—	—		536,504
Equity Earnings in Affiliates	—	1,808,551	—		1,808,551
Other Investment Income	73,220	—	—		73,220

Total Other Income (Expenses)	4,583,457	3,384,734	(3,477,000)		4,491,191

INCOME BEFORE INCOME TAXES	7,644,825	5,502,439	(4,977,000)		8,170,264

INCOME TAXES	3,061,853	2,073,003	(2,014,000	) (e)	3,120,856

NET INCOME	$4,582,972	$3,429,436	$(2,963,000)		$5,049,408

BASIC AND DILUTED NET INCOME PER SHARE	$0.90	$0.67	$(0.58)		$0.99

DIVIDENDS PER SHARE	$0.40	$—	$—		$0.40

WEIGHTED AVERAGE SHARES OUTSTANDING	5,115,435	5,115,435	5,115,435		5,115,435

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS

Note 1 – The Acquisition of Hutchinson Telephone Company

On January 4, 2008, New Ulm completed the acquisition of HTC for approximately $78 million pursuant to the terms of the Agreement and Plan of Merger dated as of August 3, 2007, as amended. The transaction was structured as a reverse triangular merger under which a newly formed subsidiary of New Ulm merged into HTC at closing, with HTC continuing as a subsidiary of New Ulm. The acquisition has resulted in a combined company that provides phone, video and internet services with over 50,000 connections in a number of Minnesota and Iowa communities.

In keeping with the Merger Agreement, approximately $72 million of the $78 million was distributed to former shareholders of HTC immediately. An additional $5.7 million was placed in an escrow account covering (i) indemnification of New Ulm in the amount of $5.2 million covering the representations and warranties of HTC for a period of 15 months from closing and (ii) a “True-Up Reserve” and “Shareholder Fund Amount” in the aggregate amount of $500,000.

The unaudited pro forma combined condensed balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the acquisition been completed as of the beginning of the earliest periods presented. They should not be construed as being a representation of financial position or future operating results of the combined companies. The unaudited pro forma combined condensed financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any integration or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

The accompanying unaudited pro forma combined condensed balance sheet of New Ulm and HTC gives effect to the acquisition of HTC as if it had occurred on December 31, 2007. The unaudited pro forma combined condensed balance sheet, including notes thereto, are based on each entity’s respective historical financial statements and notes. The unaudited pro forma combined condensed balance sheet should be read in conjunction with the Company’s audited consolidated financial statements and notes, presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 17, 2008 with the Securities and Exchange Commission.

The accompanying unaudited pro forma combined condensed consolidated statement of operations of New Ulm and HTC gives effect to the acquisition of HTC as if it had occurred on January 1, 2007, and reflects the unaudited pro forma combined condensed results of operations of HTC for the year ended December 31, 2007 combined with the unaudited pro forma combined condensed results of operations of New Ulm for the year ended December 31, 2007. The unaudited pro forma combined condensed consolidated statement of operations, including notes thereto, are based on each entity’s respective historical financial statements and notes. The unaudited pro forma combined condensed consolidated statement of operations should be read in conjunction with the Company’s audited consolidated financial statements and notes, together with management’s discussion and analysis of financial condition and results of operations, presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 17, 2008 with the Securities and Exchange Commission.

The unaudited pro forma combined condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred as of January 1, 2007 for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations of the combined companies.

The unaudited pro forma combined condensed consolidated statements of operations include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of HTC. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this report. The unaudited pro forma combined condensed consolidated statements of operations do not include the realization of cost savings from operating efficiencies or synergies that may result from the acquisition.

Note 2 – Adjustments to Unaudited Pro Forma Combined Condensed Financial Statements

The adjustments to the unaudited pro forma combined condensed balance sheet as of December 31, 2007 and the pro forma combined condensed statements of income for the year ended December 31, 2007, in connection to the acquisition of HTC are presented below:

Adjustments to Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2007

(a)

This adjustment reflects the entry into Master Loan Agreements and supplements with CoBank, ACB (CoBank). For purposes of this pro forma statement, the debt is reflected as if the loan documents had been executed on December 31, 2007 as shown below.

New Ulm - MLA	$15,000,000
New Ulm – Supplement 1	10,000,000
HTC - MLA	29,700,000
HTC – Supplement 1	2,000,000
HTC – Supplement 2	3,000,000

Long Term Debt @ December 31, 2007	$59,700,000

(b)

This adjustment reflects the approximately $78 million plus additional expenses that New Ulm paid for HTC. A preliminary reconciliation of the consideration paid by New Ulm over HTC’s net assets acquired is as follows:

Cash consideration/Total purchase price	$79,539,000

Net assets acquired	$35,884,000
Record receivable on Sale of MWH, net of income taxes of $439,000	$645,000
Definitely Lived Intangibles:
Customer Relationships	$15,000,000
Regulatory Rights	$3,000,000
Deferred Income Taxes	$(7,200,000)
Indefinitely Lived Intangibles:
Trade name	$3,400,000
Goodwill	$28,810,000

Total Purchase Price	$79,539,000

The excess of book value of assets acquired reflects the deferred income taxes recorded on definitely lived intangibles which are amortized for financial reporting, but are not deductible for income tax purposes.

Adjustments to the Unaudited Pro Forma Combined Condensed Statements of Operations

(c)	This adjustment reflects additional estimated interest expense due to New Ulm and HTC financing from CoBank, ACB, based on averaged outstanding CoBank borrowings for the year ended December 31, 2007.

(d)	This reflects estimated amortization expense of definitely lived intangible assets of $1,500,000 for the year ended December 31, 2007.

(e)	This adjustment reflects the estimated tax effect of the above statement of operations adjustments.

Note 3 – Items Not Adjusted

The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by New Ulm’s management as a result of the merger.